FOR IMMEDIATE RELEASE
Investor Relations Contact: Heather Pribyl 952.253.0731

Buffalo Wild Wings, Inc. to
Exercise Right of First Refusal to Purchase 41 Restaurants

Minneapolis, Minnesota, June 11, 2015 - Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today that it has exercised its right of first refusal to acquire substantially all of the assets of Alamowing Development, LLC, B III Wing, LLC, RioWing Development, LLC, AlamoWing NM Partners, LLC, AlamoWing NM Partners II, LLC, Southseas Wings, LLC and certain subsidiary and affiliated operating entities. The assets to be acquired consist primarily of 38 existing Buffalo Wild Wings® restaurants located in Texas, New Mexico and Hawaii and 3 Buffalo Wild Wings restaurants under development in New Mexico and Hawaii. The total purchase price for the assets is approximately $160 million.

The acquisition of the restaurants is subject to negotiation and execution of a final purchase agreement and certain regulatory approvals, including a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Upon execution of a purchase agreement, the transaction is anticipated to close by the end of the company’s third quarter.

Sally Smith, President and Chief Executive Officer, commented: “We believe that the acquisition of these Buffalo Wild Wings locations will provide our shareholders with additional long-term net earnings growth. In the transition to company-owned locations, we anticipate incurring $5 million in one-time expenses. Updates to the timing and financial impact of the acquisition will be provided in our second quarter earnings announcement in late July 2015. We are excited to acquire these well-run locations.”

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar"

awards from across the country. There are currently more than 1,080 Buffalo Wild Wings locations in the United States, Canada, Mexico, and Philippines.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and restaurant performance measures and growth goals, including but not limited to those relating to our second quarter sales trends and projected unit and net earnings growth rates for 2015, and beyond. All statements other than statements of historical fact are statements that could be deemed forward- looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.